UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 29, 2008
DURA AUTOMOTIVE SYSTEMS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-21139	26-2773380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2791 Research Drive, Rochester Hills, Michigan 48309
(Address of Principal Executive Offices, including Zip Code)
(248) 299-7500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 29, 2008, Dura Automotives Systems, Inc. (the “Company”) entered into separate executive employment term sheet agreements with Timothy D. Leuliette, the President and Chief Executive Officer of the Company, and Theresa L. Skotak, the Company’s Executive Vice President and Chief Administrative Officer.
     The executive employment term sheet agreements set forth the job position and employment and compensation arrangements for each of Mr. Leuliette and Ms. Skotak. The agreements provide for the participation of each executive in the Company’s Annual Performance Bonus Plan for each calendar year commencing January 1, 2009. The agreements also provide for an at will employment arrangement between the Company and each executive, subject to certain severance obligations in the event the Company terminates the employment of the executive without cause (as defined in the agreements).
     The foregoing summary of the terms of the executive employment term sheet agreements and Annual Performance Bonus Plan is qualified in its entirety by the terms of the agreements and the Annual Performance Bonus Plan, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description

Exhibit 10.1	Executive Employment Term Sheet Agreement dated August 29, 2008 between Dura Automotive Systems, Inc. and Timothy D. Leuliette.

Exhibit 10.2	Executive Employment Term Sheet Agreement dated August 29, 2008 between Dura Automotive Systems, Inc. and Theresa L. Skotak.

Exhibit 10.3	Dura Automotive Systems, Inc. Annual Performance Bonus Plan.

SIGNATURES
     According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dura Automotive Systems, Inc.
/s/ Nick G. Preda
Date: August 29, 2008	By:	Nick G. Preda
	Its:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Executive Employment Term Sheet Agreement dated August 29, 2008 between Dura Automotive Systems, Inc. and Timothy D. Leuliette.

Exhibit 10.2	Executive Employment Term Sheet Agreement dated August 29, 2008 between Dura Automotive Systems, Inc. and Theresa L. Skotak.

Exhibit 10.3	Dura Automotive Systems, Inc. Annual Performance Bonus Plan.